FIRST AMENDMENT
                   RYAN'S RESTAURANT GROUP, INC.
                         FIRST AMENDMENT
                       TO CREDIT AGREEMENT

      THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of November 7, 2005 (the "Amendment") is entered into among Ryan's Restaurant Group, Inc., a South Carolina corporation (the
"Parent"), Fire Mountain Restaurants, Inc., a Delaware corporation ("Fire Mountain"; together with the Parent, individually a "Borrower" and collectively the "Borrowers"), the Guarantors, the Lenders party hereto and Bank of America, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

                            RECITALS

      WHEREAS, the Borrowers, the Guarantors, the Lenders and the Administrative Agent entered into that certain Amended and Restated Credit Agreement dated as of December 20, 2004 (as amended or modified from time to time, the "Credit Agreement");

     WHEREAS, the Borrowers have requested that the Lenders amend the Credit Agreement as set forth below subject to the terms and conditions specified in this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Reaffirmation. The Credit Parties acknowledge and confirm (a) that the Collateral Agent, on behalf of the Lenders, has a valid and enforceable first priority security interest in the Collateral, (b) that the Borrowers' obligations to repay the outstanding principal amount of the Loans and reimburse the Issuing Lender for any drawing on a Letter of Credit are unconditional and not subject to any offsets, defenses or counterclaims, (c) that the Administrative Agent and the Lenders have performed fully all of their respective obligations under the Credit Agreement and the other Credit Documents, and (d) by entering into this Amendment, the Lenders do not waive or release any term or condition of the Credit Agreement or any of the other Credit Documents or any of their rights or remedies under such Credit Documents or applicable law or any of the obligations of the Credit Parties thereunder.

      2. Amendments. The Credit Agreement is hereby amended as follows:

          (a) Any reference to "Applicable Percentage" in the following sections of the Credit Agreement is hereby replaced with the words "Revolving Loan Commitment Percentage": the definition of "L/C Advance" in Section 1.1, Section 2.2(b)(ii), Section 2.2(c)(i), Section 2.2(c)(ii), Section 2.2(c)(iv), Section 2.2(d)(i), Section 2.2(d)(ii) and Section 11.6(c).

           (b) The following sentence is hereby added at the end of the definition of "Applicable Percentage" in Section 1.1 of the Credit Agreement and shall read as follows:

                Notwithstanding the foregoing, (a) from the First
          Amendment Effective Date through and including March 29, 2006, the Applicable Percentage (i) for Eurodollar Loans and Letter of Credit Fees, shall be 1.50%, (ii) for Base Rate Loans, shall be 0.50% and (iii) for Unused Fees, shall be 0.275%; and (b) from March 30 , 2006 until the first Calculation Date subsequent to July 4, 2007, the Applicable Percentage (i) for Eurodollar Loans and Letter of Credit Fees, shall be 1.25%, (ii) for Base Rate Loans, shall be 0.25% and
          (iii) for Unused Fees, shall be 0.225%; provided, however if the Parent delivers an officer's certificate in accordance with the provisions of Section 7.1(c) demonstrating that the Fixed Charge Coverage Ratio as of the end of any fiscal quarter ending during the period from March 30, 2006 through and including July 4, 2007 is greater than or equal to 2.25 to 1.0, the Applicable Percentages shall be determined and adjusted on the applicable Calculation Date in accordance with the terms of the preceding paragraph; provided, further, however that if the Parent fails to provide the officer's certificate required by Section 7.1(c) on or before the date required by such Section 7.1(c) for any four fiscal quarter period ending during the period from March 30, 2006 through July 4, 2007 demonstrating that the Fixed Charge Coverage Ratio for the applicable period is greater than or equal to 2.25 to 1.0, the Applicable Percentages from such date shall be the percentages identified in subsections (b)(i), (b)(ii) and (b)(iii) above.

          (c)     The   definition   of   "Carryforward   Capital
     Expenditure Basket" in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

               "Carryforward Capital Expenditure Basket" means the aggregate, if any, of (i) the Unused Restricted Payment Allowance allocated by the Parent pursuant to
          Section 8.8(b) for Capital Expenditures in future fiscal years and (ii) if in compliance with the Fixed
          Charge Coverage Ratio for the fiscal quarter ended October 3, 2007 set forth in Section 7.2(b), commencing with fiscal year 2007, the Unused Capital Expenditure Allowance allocated by the Parent pursuant to Section 8.13(b) for Capital Expenditures in future fiscal years. Notwithstanding the foregoing, the Carryforward Capital Expenditures Basket may not be increased in any fiscal year by more than $10,000,000.

          (d) The definition of "EBITDA" in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

               "EBITDA" means, for any period with respect to the Credit Parties and their Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains or non-cash losses) plus
          (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income taxes for such period and (iii) all depreciation and amortization for such period plus
          (c) costs and charges incurred during such period associated with the settlement of the wage and hour lawsuit in the Middle District Court of Tennessee in the aggregate amount of up to $12 million to the extent accrued during such period, all as determined in accordance with GAAP.

          (e) The definition of "EBITR" in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

                "EBITR" means, for any period with respect to the Credit Parties and their Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains or non-cash losses) plus
          (b) an amount which, in determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income taxes for such period and (iii) Rent Expense for such period plus (c) costs and charges incurred during such period associated with the settlement of the wage and hour lawsuit in the Middle District Court of Tennessee in the aggregate amount of up to $12 million to the extent accrued during such period, all as determined in accordance with GAAP.

          (f)   The  definition  of "Unused  Capital  Expenditure
     Allowance" in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

               "Unused Capital Expenditure Allowance" means, for any fiscal year, commencing with the fiscal year ending January 2, 2008, the amount by which the Initial Capital Expenditure Basket for such fiscal year exceeds the aggregate amount of Capital Expenditures actually made by the Parent and its Subsidiaries during such fiscal year.

          (g)   The  definition  of  "Unused  Restricted  Payment
     Allowance" in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

                "Unused Restricted Payment Allowance" means, for any fiscal year, commencing with the fiscal year ending January 3, 2007, the amount by which the amount of share repurchases the Parent was permitted to make as of the end of such fiscal year in accordance with
          Section 8.8 exceeds the amount of actual share repurchases made by the Parent as of the end of such fiscal year.

          (h)   The  following  definition  is  hereby  added  to
     Section 1.1 of the Credit Agreement and shall read as follows:

               "First Amendment Effective Date" means November 7,
          2005.

          (i) Section 7.2(b) of the Credit Agreement is hereby amended to read as follows:

                (b) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Parent, shall be greater than or equal to (i) for any fiscal quarter ending on or before September 27, 2006 (including, without limitation, the fiscal quarter period ending September 28, 2005) 1.55 to 1.0, (ii) for the fiscal quarter ending after September 27, 2006 and on or before January 3, 2007,
          1.60 to 1.0, (iii) for the fiscal quarter ending after January 3, 2007 and on or before April 4, 2007, 1.65 to 1.0, (iv) for the fiscal quarter ending after April 4, 2007 and on or before July 4, 2007, 1.75 to 1.0 and (v) for any fiscal quarter ending after July 4, 2007, 2.25 to 1.0; provided, however, that if scheduled principal payments are due and payable with respect to both the Senior Notes and the 2003 Senior Notes during the four fiscal quarter period of the Parent included in any calculation of the Fixed Charge Coverage Ratio after July 4, 2007, the Fixed Charge Coverage Ratio for any such period shall be greater than or equal to 2.00 to 1.00.

          (j) Section 8.8 of the Credit Agreement is hereby amended to read as follows:

                (a) No Credit Party will, nor will it permit its Subsidiaries to, directly or indirectly, (i) declare or pay any dividends or make any other distribution (whether in cash, securities or other payments) upon any shares of its Capital Stock of any class (other than dividends payable solely in Capital Stock); provided that, any Subsidiary of the Parent may pay dividends to its parent or (ii) purchase, redeem, make a sinking fund or similar payment or otherwise acquire or retire or make any provisions for redemption, acquisition or retirement of any shares of its Capital Stock of any class or any warrants or options to purchase any such shares; provided, that, so long as at the time of any such repurchase and after giving effect thereto, no Default or Event of Default shall exist or be continuing, the Parent may repurchase shares of its Capital Stock pursuant to the Share Repurchase Program so long as, immediately after giving effect to any such repurchase, the aggregate amount of such repurchases declared or made during any fiscal year shall not exceed the sum of $15,000,000 minus the amount of the aggregate Unused Restricted Payment Allowance allocated to the Carryforward Capital Expenditure Basket as provided in subparagraph (b) below; provided, however, that if the Parent is in compliance with the Fixed Charge Coverage Ratio for the fiscal quarter ended October 3, 2007 set forth in Section 7.2(b), the aggregate amount of such Restricted Payments of the Parent declared or made during the period commencing with fiscal year 2008 and ending the date such
          Restricted Payment is declared or made, inclusive, shall not exceed the sum of (1) $25,000,000 increased on a cumulative basis as of the end of each fiscal quarter of the Borrower commencing with fiscal year 2008 plus (2) an amount equal to 50% of Net Income for such period (or minus 100% of Net Income for such period if Net Income for such period if a loss) plus
          (3)  the  Carryforward Restricted Payment Basket  minus
          (4) the amount of the aggregate Unused Restricted Payment Allowance allocated to the Carryforward Capital Expenditure Basket as provided in subparagraph (b) below.

                (b) Within 90 days after the end of each fiscal year of the Parent, commencing with 90 days after the end of fiscal year 2006, after or with the delivery of the audited annual financial statements in respect of the immediately preceding fiscal year of the Parent pursuant to Section 7.1(a), the Parent shall notify the Administrative Agent of (i) the Unused Restricted Payment Allowance for such immediately preceding fiscal year and (ii) whether or not the Parent will allocate any portion of such Unused Restricted Payment Allowance to the Carryforward Capital Expenditure Basket, whereupon the Carryforward Capital Expenditure Basket shall be immediately increased by the amounts allocated thereto. Notwithstanding the foregoing, the Carryforward Capital Expenditure Basket may not be increased in any fiscal year by more than $10,000,000.

          (k) Section 8.13 of the Credit Agreement is hereby amended and restated to read as follows:

               (a) (i) The Credit Parties will not permit Capital Expenditure in any fiscal year to exceed the sum of (A) $94,000,000 plus (B) the amount of net cash proceeds received in each such fiscal year from the sale of stores in accordance with Section 8.5(e) plus
          (C)  the  Carryforward Capital Expenditure Basket  plus
          (D) the amount of insurance proceeds received in such fiscal year for losses, damages or casualties related to Hurricane Katrina or Hurricane Rita

                    (ii) The Credit Parties will not permit Capital Expenditures in any fiscal year commencing with the fiscal year ending January 3, 2007, to exceed the sum of (A) $36,000,000 (the "Initial Capital Expenditure Basket") plus (B) the amount of net cash proceeds received in each such fiscal year from the sale of stores in accordance with
               Section 8.5(e) plus (C) the Carryforward Capital Expenditure Basket; provided, however, that such sum amount for a fiscal year may be increased by the amount of insurance proceeds received in such fiscal year for losses, damages or casualties related to Hurricanes Katrina or Rita; provided further that if the Parent is in compliance with the Fixed Charge Coverage Ratio for the fiscal quarter ended October 3, 2007 set forth in Section 7.2(b), commencing with fiscal year 2008 the Initial Capital Expenditure Basket for purposes of calculating the sum amount hereinabove shall be as follows:

                     Fiscal Year            Amount
                         2008            $106,000,000
                         2009            $110,000,000

               (b) If the Parent is in compliance with the Fixed Charge Coverage Ratio for the fiscal quarter ended October 3, 2007 set forth in Section 7.2(b), within 90 days after the end of each fiscal year of the Parent, commencing with 90 days after the end of fiscal year 2007, after or with the delivery of the audited annual financial statements in respect of the immediately preceding fiscal year of the Parent pursuant to Section 7.1(a), the Parent shall notify the Administrative Agent of (i) the Unused Capital Expenditure Allowance for such immediately preceding fiscal year and (ii) the Parent's allocation of such Unused Capital Expenditure Allowance in whole or in part to the Carryforward
          Capital Expenditure Basket and/or the Carryforward Restricted Payment Basket, whereupon the Carryforward Capital Expenditure Basket and/or the Carryforward Restricted Payment Basket shall be immediately increased by the amounts allocated thereto. If the
          Parent fails to deliver such timely notice to the Administrative Agent, the Unused Capital Expenditure Allowance shall be allocated first to the Carryforward Restricted Payment Basket and then to the Carryforward Capital Expenditure Basket. Notwithstanding the foregoing, (A) the Carryforward Capital Expenditure Basket may not be increased in any fiscal year by more than $10,000,000 and (B) if the Parent is in compliance with the Fixed Charge Coverage Ratio for the fiscal quarter ended October 3, 2007 set forth in Section 7.2(b), (1) the Carryforward Restricted Payment Basket, if any, may not be increased in any fiscal year by more than $25,000,000, and (2) no increase in the Carryforward Restricted Payment Basket shall be permitted if the aggregate amount of the Capital Expenditures made in the immediately preceding fiscal year was less than $40,000,000.

     3.     Conditions  Precedent.   This  Amendment   shall   be
effective as of the date hereof when all of the conditions set forth below have been satisfied:

          (a)   The  Administrative  Agent  shall  have  received
     counterparts  of  this  Amendment,  duly  executed  by   the
     Borrowers, the Guarantors and the Required Lenders;

          (b)   The  Administrative  Agent  shall  have  received
     copies of resolutions of each Loan Party approving and adopting the Amendment and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Loan Party to be true and correct and in force and effect as of the date hereof;

           (c) The Administrative Agent shall have received a favorable legal opinion from counsel to the Credit Parties;

          (d) Receipt by the Administrative Agent of a copy, certified by a Responsible Officer of the Parent as true and complete, of (i) the amendment to the Note Purchase Agreements and (ii) the amendment to the 2003 Note Purchase Agreement, such amendments to be reasonably satisfactory in form and substance to the Administrative Agent; and

          (e) The Administrative Agent shall have received for the account of each Lender approving the Amendment an amendment fee equal to 10 basis points (0.10%) on the Commitment of each such Lender.

     4.   Miscellaneous.

           (a) Except as herein specifically agreed, the Credit Agreement, and the obligations of the Credit Parties thereunder and under the other Credit Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

           (b) Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Amendment,
     (b) affirms all of its obligations under the Credit Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Credit Documents.

           (c) The Borrowers and each Guarantor hereby represent and warrant as follows:

               (i)   Each  Credit Party has taken  all  necessary
          action   to  authorize  the  execution,  delivery   and
          performance of this Amendment.

               (ii)  This  Amendment has been duly  executed  and
          delivered by the Credit Parties and constitutes the legal, valid and binding obligations of each of the
          Credit Parties, enforceable in accordance with its terms, except as such enforceability may be subject to
          (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

               (iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Credit Party of this Amendment.

           (d) The Credit Parties represent and warrant to the Lenders that (i) the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement and in each other Credit Document are true and correct in all material respects as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

           (e) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

      (f)   THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF  THE
PARTIES  HEREUNDER  SHALL  BE  GOVERNED  BY  AND  CONSTRUED   AND
INTERPRETED  IN  ACCORDANCE WITH THE LAWS OF THE STATE  OF  SOUTH
CAROLINA.